Exhibit 12(a).2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO  SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report on Form 20-F of M-Systems Flash Disk Pioneers Limited (the "Company") for the period ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Ronit Maor, Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that to the best of her knowledge and belief:

(1)  the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/ Ronit Maor

Ronit Maor,

Chief Financial Officer

M-Systems Flash Disk Pioneers Ltd.

Dated January 12th, 2004

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